EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                          State or Other
                          Jurisdiction of                      Names Under Which
                         Incorporation or                       Subsidiary Does
    Name of Subsidiary     Organization    Ownership Interest       Business
    ------------------     ------------    ------------------       --------

Northern Instruments
Corporation, LLC               Ohio               100%               Same

NTI Facilities, Inc.           Ohio               100%               Same


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